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                                                                   EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Travelers Group Inc.:


We consent to the incorporation by reference in the registration statement on Form S-4 of Travelers Group Inc. of our reports dated January 17, 1997 which are incorporated by reference or included in the 1996 Annual Report on Form 10-K, as amended by Form 10-K/A-2, of Travelers Group Inc., and to the reference to our firm under the heading "Experts" in the registration statement.


                                            /s/ KPMG Peat Marwick LLP


New York, New York
October 24, 1997